Exhibit 5 – Opinion Regarding Legality

September 9, 2008
Nanotailor, Inc.
701 Brazos, Suite 500
Austin, Texas

                                Re: Nanotailor, Inc.
Gentlemen:

         Our firm is counsel for Nanotailor, Inc., a Delaware corporation (the "Company"), with respect to the registration statement on Form 10 (the "Registration Statement"), which was filed by the Company with the Securities and Exchange Commission for the purpose of registering the common stock (the "Common Stock"), par value $.001 per share, of the Company under the Securities Exchange Act of 1934, as amended (the "Act").

         In connection with rendering this opinion, we have examined originals or copies of the following documents, corporate records and other instruments (collectively the "Documents"): (a) the Articles of Incorporation of the
Company, as filed with the State of Delaware; (b) the By-laws of the Company; (c) records of meetings and resolutions of the Board of Directors of the Company contained in the Company's corporate minute book in the possession of our firm; and (d) the Registration Statement.

         In our examination, we have assumed, without investigation, the authenticity of the Documents, the genuineness of all signatures to the Documents, the legal capacity of all persons who executed the Documents, the due authorization and valid execution by all parties to the Documents, the authenticity of all Documents submitted to us as originals, and that such Documents are free from any form of fraud, misrepresentation, duress or criminal activity, and the conformity of the originals of the Documents which were submitted to us as copies.

         Solely for purposes of this opinion, you should assume that our investigation was and will be limited exclusively to all documentation which we believe was necessary in rendering this opinion.

         In rendering this opinion, we have assumed the legal competency of all parties to the Documents and the due authorization, valid execution, delivery and acceptance of all Documents by all parties thereto.

         No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Registration Statement or any portion thereof.

         Based upon the foregoing and in reliance thereof, it is our opinion that, subject to the limitations set forth herein, the shares of Common Stock that have been issued are duly and validly authorized, legally issued, fully paid and non-assessable. This opinion is expressly limited in scope to the class of Common Stock expressly covered by the referenced Registration Statement.

         The opinions set forth herein are limited to the General Corporation Law of the State of Delaware, and the federal laws of the United States, and we express no opinion on the effect on the matters covered by this opinion of the laws of any other jurisdiction.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

Very truly yours,

Mintz & Fraade, P.C.

By: /s/ Alan P. Fraade
Alan P. Fraade